Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

State or Country
Name of Subsidiary	of Incorporation
620 Eighth Investor NYT (NY) QRS 16-150, Inc.	Delaware
620 Eighth Lender NYT (NY) Limited Partnership	Delaware
620 Eighth NYT (NY) Limited Partnership	Delaware
ACT Grundstücksverwaltungs GmbH & Co. KG	Germany
ACT Grundstücksverwaltungs Management GmbH & Co. KG	Germany
ADCIR (CO) QRS 16-60, Inc.	Delaware
Alum (Canada) QRS 16-103, Inc.	Delaware
Alum Landlord (DE) QRS 16-105, Inc.	Delaware
ALUSA (TX) DE Limited Partnership	Delaware
ALUSA-GP (TX) QRS 16-72, Inc.	Delaware
ALUSA-LP (TX) QRS 16-73, Inc.	Delaware
Autopress (GER) LLC	Delaware
BBA Invest SCI	France
BBA-2 EURL	France
BBA-I SARL	France
Bbrands (Multi) QRS 16-137, Inc.	Delaware
BDF (CT) QRS 16-82, Inc.	Delaware
Beverage (GER) QRS 16-141, Inc.	Delaware
BeW Kfz-Service GmbH & Co. KG	Germany
BeW Kfz-Service Verwaltungs-GmbH	Germany
Blocks (Ger) Qrs 16-89, Inc.	Delaware
BOBS (CT) QRS 16-25, Inc.	Delaware
Borneo Agencies Ltd.	Thailand
Bplast 16 Manager (DE) QRS 16-129, Inc.	Delaware
Bplast 16 Member (DE) QRS 16-128, Inc.	Delaware
Bplast Landlord (DE) LLC	Delaware
Bplast Two Landlord (IN) LLC	Delaware
Bplast Two Manager (IN) QRS 16-152, Inc.	Delaware
Bplast Two Member (IN) 17 LLC	Delaware
Bplast Two Member (IN) QRS 16-151, Inc.	Delaware
Brelade Holdings Ltd.	Cyprus
Brilliant 437 GMBH	Germany
Carey 16 Lending Corp.	Delaware
Carey Watermark 1 LLC	Delaware
Casting Germany (DE) QRS 16-109, Inc.	Delaware
Casting Member Germany (DE) QRS 16-108, Inc.	Delaware
Chassis (GER) QRS 16-118, Inc.	Delaware
CHS WKS (DE) QRS 16-81, Inc.	Delaware
Clean (KY) LLC	Delaware
Clean (KY) QRS 16-22, Inc.	Delaware
Coco (WY) QRS 16-51, Inc.	Delaware
Coco-Dorm (PA) QRS 16-52, Inc.	Delaware
Coco-Dorm (PA) Trust	Maryland
Coco-Dorm (PA), LP	Delaware
Consys (SC) QRS 16-66, Inc.	Delaware
Container Finance (Finland) QRS 16-62, Inc.	Delaware
CP GAL (IN) QRS 16-61, Inc.	Delaware
CP GAL Plainfield, LLC	Delaware
CPA 16 Netherlands CV	Netherlands
CRI (AZ-CO) QRS 16-4, Inc.	Delaware
CV GP (Dutch) QRS 16-148, Inc.	Delaware
DES-Tech (TN) Limited Partnership	Delaware
DES-Tech GP (TN) QRS 16-49, Inc.	Delaware
DES-Tech LP (TN) QRS 16-50, Inc.	Delaware
Dfence (Belgium) 15-16 Sprl	Belgium
Dfence (Belgium) 16 Sprl	Belgium
Dfend 16 LLC	Delaware
DIY (Poland) Sp. Zoo	Poland
Doublememphis (TN) QRS 16-122, Inc.	Delaware
Doublememphis (TN) TRS 16-121, Inc.	Delaware
ELL (GER) QRS 16-37, Inc.	Delaware
Erwin Specht GmbH & Co. KG	Germany
Erwin Specht Verwactungs GmbH	Germany
Finistar (CA-TX) Limited Partnership	Delaware
Finistar GP (CA-TX) QRS 16-21, Inc.	Delaware
Finistar LP (DE) QRS 16-29, Inc.	Delaware
Finit (FI) LLC	Delaware
Foss (NH) QRS 16-3, Inc.	Delaware
FRO 16 (NC) LLC	Delaware
FRO Spin (NC) LLC	Delaware
Gate (Mo) Qrs 16-95, Inc.	Delaware
GB-ACT (GER) Limited Partnership	Delaware
Greens (Finland) QRS 16-14, Inc.	Delaware
Greens Shareholder (Finland) QRS 16-16, Inc.	Delaware
GS Landlord (MI) LLC	Delaware
GS Managing Member (Mi) Qrs 16-88, Inc.	Delaware
H2 Investor (GER) QRS 16-100, Inc.	Delaware
H2 Lender (GER) QRS 16-101, Inc.	Delaware
Hegyal Logisztikai Szolgaltato KFT	Hungary
Hellweg GmbH & Co. Vermögensverwaltungs KG	Germany
Hinck (DE) QRS 16-36, Inc.	Delaware
Hinck 16 LP (DE) QRS 16-47, Inc.	Delaware
Hinck Landlord (DE) Limited Partnership	Delaware
HLWG Two (GER) LLC	Delaware
HLWG Two Lender SARL	Luxembourg

SUBSIDIARIES OF REGISTRANT (Continued)

State or Country
Name of Subsidiary	of Incorporation
HLWG Two TRS SARL	Luxembourg
HM Benefits (MI) QRS 16-18, Inc.	Delaware
Hoe Management GmbH	Germany
Hotel (Mn) Qrs 16-84, Inc.	Delaware
Hotel Operator (Mn) Trs 16-87, Inc.	Delaware
Huntwood (TX) Limited Partnership	Delaware
Huntwood (TX) QRS 16-8, Inc.	Delaware
Image (NY) QRS 16-67, Inc.	Delaware
Kiinteisto Oy Tietoie 6	Finland
Kiinteisto Oy Tietokilo 1-2	Finland
KPH (UK) QRS 16-42, Inc.	Delaware
KRO (IL) QRS 16-123, Inc.	Delaware
KSM Cresskill (NJ) QRS 16-80, Inc.	Delaware
KSM Livingston (NJ) QRS 16-76, Inc.	Delaware
KSM Maplewood (NJ) QRS 16-77, Inc.	Delaware
KSM Montclair (NJ) QRS 16-78, Inc.	Delaware
KSM Morristown (NJ) QRS 16-79, Inc.	Delaware
KSM Summit (NJ) QRS 16-75, Inc.	Delaware
Lei (GER) QRS 16-134, Inc.	Delaware
Linden (GER) LLC	Delaware
Longboom (Finland) QRS 16-131, Inc.	Delaware
Longboom Finance (Finland) QRS 16- 130, Inc.	Delaware
Longboom Landlord (Finland) LLC	Delaware
LPD (CT) QRS 16-132, Inc.	Delaware
Lport (WA-TX) Qrs 16-92, Inc.	Delaware
Lport2 (WA) LLC	Delaware
Lport2 (WA) QRS 16-147, Inc.	Delaware
Mag-Info (SC) QRS 16-74, Inc.	Delaware
MAGS (UK) QRS 16-2, INC.	Delaware
Mala-IDS (DE) QRS 16-71, Inc.	Delaware
MCM (TN) LLC	Delaware
MCM Manager (TN) QRS 16-115, Inc.	Delaware
MCM Member (TN) QRS 16-116, Inc.	Delaware
Met Wst (UT) Qrs 16-97, Inc.	Delaware
MK (Mexico) QRS 16-48, Inc.	Delaware
MK (NY) Trust	Maryland
MK GP BEN (DE) QRS 16-45, Inc.	Delaware
MK Landlord (DE) Limited Partnership	Delaware
MK LP Ben (DE) QRS 16-46, Inc.	Delaware
MK-Ben (DE) Limited Partnership	Delaware
MK-GP (DE) QRS 16-43, Inc.	Delaware
MK-LP (DE) QRS 16-44, Inc.	Delaware
MK-Nom (ONT) Inc.	Canada
MountCM (CO) QRS 16-111, Inc.	Delaware
MPH (UK) QRS 16-41, Inc.	Delaware
Nord (GA) QRS 16-98, Inc.	Delaware
Nord B Note (DE) QRS 16-126, Inc.	Delaware
Nursery (Wa) QRS 16-135, Inc.	Delaware
Pacpress (IL-MI) QRS 16-114, Inc.	Delaware
Pallet (FRA) SARL	France
Paper SCI	France
Pf (GER) Qrs 16-96, Inc.	Delaware
PG (Multi-16) L.P.	Delaware
PG (Multi-16) QRS 16-7, Inc.	Delaware
PG (Multi-16) Trust	Maryland
PG Calgary (DE) Trust	New York
PG-Ben (CAN) QRS 16-9, Inc.	Delaware
PG-Nom Alberta, Inc.	Canada
PG-Trustee (CAN) QRS 16-10, Inc.	Delaware
Pipes (UK) QRS 16-59, Inc.	Delaware
Plants (Sweden) QRS 16-13, Inc.	Delaware
Plants Shareholder (Sweden) QRS 16-15, Inc.	Delaware
Plastic II (IL) LLC	Delaware
Plastic II (IL) QRS 16-27, Inc.	Delaware
Pohj Landlord (Finland) LLC	Delaware
Pohj Managing Member (Finland) QRS 16-20, Inc.	Delaware
Pol-Beaver LLC	Delaware
Pold (GER) QRS 16-133, Inc.	Delaware
Poly (Multi) Limited Partnership	Delaware
Poly GP (Multi) QRS 16-35, Inc.	Delaware
Poly LP (MD) Trust	Maryland
Ports (Finland) LLC	Delaware
Ports (Finland) QRS 16-63, Inc.	Delaware
Primo (Ms) QRS 16-94, Inc.	Delaware
Prints (UK) QRS 16-1, Inc.	Delaware
Provo (Ut) QRS 16-85, Inc.	Delaware
QRS 16-Global Paying Agent, Inc.	Delaware
Reyhold (DE) QRS 16-32, Inc.	Delaware
Rubbertex (TX) QRS 16-68, Inc.	Delaware
Sealtex (DE) QRS 16-69, Inc.	Delaware
Semer Unternehmensverwaltung GmbH & Co. KG	Germany
SFCO (GA) QRS 16-127, Inc.	Delaware
Shep (KS-OK) QRS 16-113, Inc.	Delaware
Sho Landlord (FL) QRS 16-104, Inc.	Delaware
Shovel Management GmbH	Germany
Steels (UK) QRS 16-58, Inc.	Delaware
Stor-Move UH 16 Business Trust	Massachusetts
TCEP II/CPA Partnership	Delaware
Tech (GER) QRS 16-144, Inc.	Delaware
Tech Landlord (GER) LLC	Delaware
Teeth Finance (Finland) QRS 16-106, Inc.	Delaware
Teeth Landlord (Finland) LLC	Delaware
Teeth Member (Finland) QRS 16-107, Inc.	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

State or Country
Name of Subsidiary	of Incorporation
Telc (NJ) QRS 16-30, Inc.	Delaware
Tfarma (CO) QRS 16-93, Inc.	Delaware
Thal Dfence Conflans SCI	France
Thids (DE) QRS 16-17, Inc.	Delaware
Thids 16 Company Limited	Thailand
Tissue SARL	France
Tito (FI) QRS 16-6, Inc.	Delaware
Trucks (France) SARL	France
Tr-Vss (MI) QRS 16-90. Inc.	Delaware
TSO-Hungary KFT	Hungary
UH Storage (DE) Limited Partnership	Delaware
URubber (TX) Limited Partnership	Delaware
UTI-SAC (CA) QRS 16-34, Inc.	Delaware
Valves Germany (DE) QRS 16-64, Inc.	Delaware
Valves Member Germany (DE) QRS 16-65, Inc.	Delaware
VDC (TX) QRS 16-110, Inc.	Delaware
Wegell GmbH & Co. KG	Germany
Wegell Verwaltungs GmbH	Germany
Wood (POL) QRS 16-149, Inc.	Delaware
Work (GER) QRS 16-117, Inc.	Delaware
XPD (NJ) LLC	Delaware
XPD Member (NJ) QRS 16-12, Inc.	Delaware
Zylinderblock (Ger) LLC	Delaware